UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 28, 2018
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 West Georgia Street, Suite 1830 Vancouver, British Columbia	V6E 2Y3
(Address of principal executive offices)	(Zip Code)

(604) 682-9775
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

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Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 28, 2018, Uranium Energy Corp. (the “Company”), owing to his retirement, the Board of Directors of the Company (the “Board”) accepted the resignation of Ivan Obolensky as a director and member of the Company’s Audit and Corporate Governance and Nominating Committees and the appointments of Gloria Ballesta and Ganpat Mani, current independent Board members, to fill the Board Committee vacancies resulting from Mr. Obolensky’s retirement.

Item 7.01Regulation FD Disclosure

On November 29, 2018, the Company issued a news release announcing the retirement of Ivan Obolensky as a director and member of the Company’s Audit and Corporate Governance and Nominating Committees and the appointments of Gloria Ballesta and Ganpat Mani to fill the Board Committee vacancies resulting from Mr. Obolensky’s retirement.

A copy of the news release is attached as Exhibit 99.1 hereto.

Item 9.01Financial Statements and Exhibits

(a)Financial Statements of Business Acquired

Not applicable.

(b)Pro forma Financial Information

Not applicable.

(c)Shell Company Transaction

Not applicable.

(d)Exhibits

Exhibit	Description
99.1	News Release dated November 29, 2018.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: November 29, 2018.	URANIUM ENERGY CORP. By: /s/ Pat Obara Pat Obara, Secretary and Chief Financial Officer

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